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                                                                   EXHIBIT 10.13
[HOLOGIC LOGO]
                                Promissory Note
                                ---------------


                                 Mortgage Loan

$500,000
--------

For the funds received, the undersigned Jack Cumming (the "Employee") of 12 Cusabo Place Hilton Head SC. 29926, does hereby promise to repay to the order of Hologic, Inc., of 35 Crosby Drive, Bedford MA., the sum of Five Hundred Thousand Dollars ($500,000) together with interest accrued on the outstanding principle balance, if any, from the date of this note at 7% which represents LIBOR plus 1%.

The principle and interest of this note shall be payable each quarter beginning on January 10, 2002 until paid in full no later than January 10, 2005, whichever is earlier.

The undersigned employee shall have the right to repay this note in full at anytime without penalty. All Payments to this note shall first be applied to accrued interest, if any, then to principle.

In the event of a "Change of Control" of Hologic, Inc., this note will be considered paid in full.

In the event of termination, either voluntarily or for "'cause", the undersigned agrees to repay the note prior to the time of separation from the company. Failure to repay this Note in full may result in attachment of wages or legal action.

Changes to the above terms will require the approval of the Chief Executive Officer and the Chief Financial Officer.

All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts.

Executed on this date, August 30, 2001.

/s/ Jack Cumming                /s/ Glenn P. Muir
--------------------------      -------------------------------
Employee                        Hologic, Inc.


By: Jack Cumming               By:  Glenn P. Muir
   -----------------------         ----------------------------

                              Title:  Executive Vice-President
                                    ---------------------------